Exhibit 99.1

FOR:	GOTTSCHALKS INC.
CONTACT:	Gregory Ambro Chief Financial Officer (559) 434-4800 Financial Dynamics: Leigh Parrish, Rachel Albert (212) 850-5651

DISTRIBUTION: NO. CALIFORNIA NEWS LINE & EMAIL/FAX LIST: SFGOT

FOR RELEASE ON TUESDAY, NOVEMBER 23rd at 1:05 P.M. P.S.T.

GOTTSCHALKS REPORTS IMPROVED THIRD QUARTER
FISCAL 2004 FINANCIAL RESULTS

~ Net Loss Reduced to $1.4 Million from $2.6 Million in Fiscal 2003 Third Quarter ~

FRESNO, CA - November 23, 2004 - Gottschalks Inc. (NYSE: GOT) today reported financial results for the third quarter of fiscal 2004. Net loss for the third quarter was $1.4 million, or $0.11 per diluted share, improved from a net loss of $2.6 million, or $0.20 per diluted share, for the third quarter of fiscal 2003. For the first nine months of fiscal 2004, the Company reported a net loss of $3.1 million, or $0.24 per diluted share, versus a net loss of $6.6 million, or $0.51 per diluted share, reported for the comparable period last year. Gottschalks reported a net loss from continuing operations for the third quarter of fiscal 2003 of $2.6 million, or $0.20 per diluted share, and for the first nine months of 2003 a net loss of $5.9 million, or $0.45 per diluted share.

As previously reported, for the third fiscal quarter of 2004, same store sales increased 1.8%, and total sales increased 1.4% to $147.9 million, from $145.9 million for the third fiscal quarter last year. On a year-to-date basis, same store sales increased 1.7% from the comparable period of fiscal 2003. Total sales on a year-to-date basis increased 0.4% to $440.2 million compared to $438.5 million in the same period of fiscal 2003. For the quarter the Company operated one less store than the same period of fiscal 2003, and year-to-date operated seven fewer stores compared to the same period last year.

Jim Famalette, president and chief executive officer of Gottschalks, stated, "We celebrated Gottschalks' 100th anniversary during the third quarter with great success. We continue to execute to our business plan at both the store and corporate level, which is demonstrated by the more than 46% improvement in our bottom line this year compared to the third quarter last year. Our best sales performance during the quarter was in September driven in large part by our anniversary promotions. We are very pleased that our ongoing inventory management initiatives resulted in increased turnover for the quarter and a 30 basis point improvement in our total gross margin. As we had planned, this focus on inventory management as well as the refinancing of our credit facility completed earlier this year contributed to a substantial reduction in interest expense for the quarter. Additionally, the Company's total debt was reduced $28.9 million, or 19.6%, on a year-over-year basis as of the end of the quarter. We are currently on track to achieve interest expense savings in excess of $3.0 million for fiscal 2004.

"Based on our significantly improved performance in the first nine months of the fiscal year, we remain on target to achieve our strategic and financial objectives for 2004. We believe we are well positioned with both our merchandise assortments and marketing plans as we enter the important holiday season. As a result of the two additional shopping days this year in advance of Christmas, we expect comparable store sales for the combined November-December period will more accurately reflect holiday sales growth versus the same period in 2003. We anticipate fourth quarter comparable store sales will increase 1 to 2% over last year's fourth quarter. With our expectation that full year comparable store sales will also increase 1 to 2%, we continue to project earnings per diluted share for the 2004 fiscal year will be in the range of $0.43 to $0.45."

Mr. Famalette concluded, "Looking forward, we are encouraged by our consistently improved performance to date this year and remain optimistic about our future growth prospects. We are excited to have recently broken ground on our new River Park Lifestyle Center store due to open in late Summer 2005. In line with previously stated guidance, we anticipate 2005 total sales will increase approximately 3% and 2005 earnings will be in the range of $0.65 to $0.70 per diluted share."

Supplemental Operating Data:

In accordance with accounting standards generally accepted in the United States of America (GAAP), the operating results for closed stores are reported in the condensed consolidated financial statements as loss from discontinued operations and are excluded from the operating results from continuing operations. The following table provides additional information on operations and reconciles the total net sales, gross margin, and selling, general and administrative expenses to reported results from continuing operations:

                                                       Thirteen Weeks           Thirty-Nine Weeks
                                                            Ended                     Ended
                                                    ------------------------  ------------------------
                                                    October 30,  November 1,  October 30,  November 1,
                                                       2004         2003         2004         2003
                                                    -----------  -----------  -----------  -----------
Sales
  Continuing operations                            $   147,893  $   145,288  $   440,202  $   432,959
  Discontinued operations                                    0          641            0        5,561
                                                    -----------  -----------  -----------  -----------
     Total                                         $   147,893  $   145,929  $   440,202  $   438,520

Gross Margin
  Continuing operations                            $    52,472  $    50,916  $   154,477  $   150,945
  Discontinued operations                                    0          381            0        2,066
                                                    -----------  -----------  -----------  -----------
     Total                                         $    52,472  $    51,297  $   154,477  $   153,011

Selling, general and administrative
  expenses
  Continuing operations                            $    51,209  $    50,509  $   148,983  $   146,885
  Discontinued operations                                    0          336            0        2,569
                                                    -----------  -----------  -----------  -----------
     Total                                         $    51,209  $    50,845  $   148,983  $   149,454

Net loss
  Continuing operations                            $    (1,391) $    (2,590) $    (3,130) $    (5,819)
  Discontinued operations                                    0          (22)         (20)        (754)
                                                    -----------  -----------  -----------  -----------
     Total                                         $    (1,391) $    (2,612) $    (3,150) $    (6,573)

Earnings Teleconference and Webcast

Gottschalks will host a conference call today at 1:30 p.m. Pacific Time to review its results for the third quarter of fiscal 2004. To access the call, dial 800-362-0571. If you are unable to participate in the call, a replay will be made available through November 30, 2004. To access this service, please dial 877-856-8965. No passcode is required for the live call or replay. The live conference call and replay can also be accessed via audio web cast at the Investor Relations section of the Company's web site, located at www.gottschalks.com.

About Gottschalks

Gottschalks is a regional department store chain, currently operating 63 department stores and 10 specialty apparel stores in six western states, including California (39), Washington (12), Alaska (6), Oregon (2), Nevada (2) and Idaho (2). Gottschalks offers better to moderate brand-name fashion apparel, cosmetics, shoes, accessories and home merchandise. Gottschalks offers corporate information and selected merchandise on its website located at www.gottschalks.com.

Business Risks and Forward Looking Statements

This release contains forward-looking statements (within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. In some instances, such statements may be identified by the use of forward-looking terminology such as "may," "will," "expects," "believes," "intends," "projects," "forecasts," "plans," "estimates," "anticipates," "continues," "targets," or similar terms, variations of such terms or the negative of such terms. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described in the forward-looking statements, including, without limitation, the Company's ability to meet debt obligations and adhere to the restrictions and covenants imposed under its various debt agreements; the timely receipt of merchandise and the Company's ability to obtain adequate trade credit from its key factors and vendors; risks arising from general economic and market conditions (including uncertainties arising from acts of terrorism or war); the ability to improve the profitability and cash flows of its stores or to sell, sublease or close underperforming stores; the ability to modify operations in order to minimize the adverse impact of rising costs, including but not limited to health care, workers' compensation, property and casualty insurance and utilities costs; the effects of seasonality and weather conditions, changing consumer trends and preferences, competition, consumer credit, the Company's dependence on its key personnel and general labor conditions, all of which are described in more detail in Gottschalks' Annual Report on Form 10-K and other reports filed by Gottschalks with the Securities and Exchange Commission. GOTTSCHALKS DOES NOT PRESENTLY INTEND TO UPDATE THESE STATEMENTS AND UNDERTAKES NO DUTY TO ANY PERSON TO EFFECT ANY SUCH UPDATE UNDER ANY CIRCUMSTANCES.

(Tables follow)

GOTTSCHALKS INC.
CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

                                                       Thirteen Weeks            Thirty-Nine Weeks
                                                             Ended                     Ended
                                                    ------------------------  ------------------------
                                                    October 30,  November 1,  October 30,  November 1,
                                                       2004         2003         2004         2003
                                                    -----------  -----------  -----------  -----------
Net sales......................................... $   147,893  $   145,288  $   440,202  $   432,959
Net credit revenues...............................         731          764        2,324        2,827
Net leased department revenues....................         631          616        2,110        2,097
                                                    -----------  -----------  -----------  -----------
     Total revenues...............................     149,255      146,668      444,636      437,883

Costs and expenses:
  Cost of sales...................................      95,421       94,372      285,725      282,014
  Selling, general and administrative expenses....      51,209       50,509      148,983      146,885
  Depreciation and amortization...................       2,939        3,299        8,975        9,957
                                                    -----------  -----------  -----------  -----------
     Total costs and expenses.....................     149,569      148,180      443,683      438,856
                                                    -----------  -----------  -----------  -----------
     Operating income (loss)......................        (314)      (1,512)         953         (973)

Other (income) expense:
  Interest expense................................       2,264        3,270        7,308       10,052
  Miscellaneous income............................        (379)        (703)      (1,305)      (1,817)
                                                    -----------  -----------  -----------  -----------
                                                         1,885        2,567        6,003        8,235
                                                    -----------  -----------  -----------  -----------
Loss before income tax benefit....................      (2,199)      (4,079)      (5,050)      (9,208)
Income tax benefit................................        (808)      (1,489)      (1,920)      (3,389)
                                                    -----------  -----------  -----------  -----------
Loss from continuing operations...................      (1,391)      (2,590)      (3,130)      (5,819)
                                                    -----------  -----------  -----------  -----------
Discontinued operations:
  Income (loss) from operation of closed
     stores.......................................                       39                      (620)
  Loss on store closures..........................                      (73)         (31)        (523)
  Income tax benefit..............................                      (12)         (11)        (389)
                                                    -----------  -----------  -----------  -----------
  Loss on discontinued operations.................           0          (22)         (20)        (754)
                                                    -----------  -----------  -----------  -----------
  Net loss........................................ $    (1,391) $    (2,612) $    (3,150) $    (6,573)
                                                    ===========  ===========  ===========  ===========

Net loss per common share - basic
  and diluted:
  Loss from continuing operations................. $     (0.11) $     (0.20) $     (0.24) $     (0.45)
  Loss from discontinued operations .............. $      0.00  $      0.00  $      0.00  $     (0.06)
  Net loss per common share....................... $     (0.11) $     (0.20) $     (0.24) $     (0.51)

Weighted average number of common
   shares outstanding
   Basic and diluted..............................      12,927       12,844       12,905       12,821

GOTTSCHALKS INC.
CONDENSED BALANCE SHEETS
(In thousands)
(Unaudited)

                                                     October 30,   January 31,   November 1,
                                                         2004          2004          2003
                                                     ------------  ------------  ------------
ASSETS
CURRENT ASSETS:
  Cash............................................. $      6,270  $      5,172  $      6,123
  Receivables - net................................        1,948         9,145         4,179
  Merchandise inventories..........................      218,139       156,458       228,232
  Other............................................       11,437        10,849        16,045
                                                     ------------  ------------  ------------
          Total current assets.....................      237,794       181,624       254,579

PROPERTY AND EQUIPMENT - net.......................      128,782       129,832       132,098
OTHER LONG-TERM ASSETS.............................       13,619        12,535        13,269
                                                     ------------  ------------  ------------
                                                    $    380,195  $    323,991  $    399,946
                                                     ============  ============  ============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Trade accounts payable and
    other current liabilities...................... $    105,256  $     67,942  $    100,909
  Revolving line of credit ........................       89,049        51,009       101,356
  Current portion of long-term obligations.........        6,304         3,725         4,014
                                                     ------------  ------------  ------------
      Total current liabilities....................      200,609       122,676       206,279
                                                     ------------  ------------  ------------
LONG-TERM OBLIGATIONS (less current portion):
  Notes and mortgage loans payable.................       18,806        35,596        36,064
  Capitalized lease obligations....................        4,429         5,706         6,123
                                                     ------------  ------------  ------------
                                                          23,235        41,302        42,187

DEFERRED INCOME AND OTHER..........................       28,828        29,511        29,494

SUBORDINATED NOTE PAYABLE TO AFFILIATE.............       22,180        22,180        22,180

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY...............................      105,343       108,322        99,806
                                                     ------------  ------------  ------------
                                                    $    380,195  $    323,991  $    399,946
                                                     ============  ============  ============